                                                                 EXHIBIT (A)


                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                        Discover Card Master Trust I
                       Series 1993-1 Monthly Statement
                   Class A Certificate CUSIP #25466KAA7
                   Class B Certificate CUSIP #25466KAB5


Trust Distribution Date: February 16, 1999  Due Period Ending: January 31, 1999

Pursuant to the Series Supplement dated as of October 27, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------

     Series  1993-1                                 Total               Interest          Principal
         Class A      32 days at 5.270000000%      $84.504444444     $1.171111111      $83.333333333

         Class B      30 days at 5.300000000%       $4.416666667     $4.416666667       $0.000000000

2.    Principal Receivables at the end of the Due Period
      --------------------------------------------------
  (a) Aggregate Investor Interest                        $18,523,937,675.97
      Seller Interest                                     $8,500,504,232.54

      Total Master Trust                                 $27,024,441,908.51


  (b) Group One Investor Interest                        $15,973,937,675.97

  (c) Group Two Investor Interest                         $2,550,000,000.00

  (d) Series 1993-1 Investor Interest                       $172,873,000.00

  (e) Class A Investor Interest                             $125,000,000.00

      Class B Investor Interest                              $47,873,000.00

3.    Allocation of Receivables Collected During the Due Period
      ---------------------------------------------------------

                                                                     Finance Charge     Principal        Yield
                                                                       Collections      Collections     Collections
  (a) Allocation of Collections between Investor and Seller

      Aggregate Investor Allocation                                  $282,830,513.13  $2,887,047,729.63   $0.00

      Seller:                                                        $143,349,474.46  $1,463,267,771.74   $0.00

  (b) Group One Allocation                                           $244,165,759.94  $2,492,369,706.08   $0.00

  (c) Group Two Allocation                                            $38,664,753.19    $394,678,023.55   $0.00

  (d) Series 1993-1 Allocations                                        $3,568,831.22     $36,429,542.01   $0.00

  (e) Class A Allocations                                              $2,843,046.70     $29,020,954.71   $0.00

      Class B Allocations                                                $725,784.52      $7,408,587.30   $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                         Deposits into the
                          SPFAs This        SPFA    Deposit Deficit      Investment
                          Due Period       Balance    Amount              Income
     Series 1993-1  $62,500,000.00         $0.00         0.00              $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                 Total Payments
                           Amount Paid       Deficit Amount      Through This
                         This Due Period    This Due Period      Due Period

     Series 1993-1        $62,500,000.00            $0.00      $625,000,000.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                            Deposits Into the
                                              SIFAs This
                                              Due Period             SIFA Balance
     Series 1993-1                         $1,089,772.41                    $0.00

7.   Pool Factors
     ------------                                           This Due Period
     Class A                                                 0.16666667

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
      ---------------------------                                  Cumulative
                                                               Investor Charged-Off
                                             This Due Period        Amount
  (a) Group One                            $98,409,402.02            $0.00

  (b) Group Two                            $15,583,574.21            $0.00

  (c) Series 1993-1                         $1,438,393.92            $0.00

  (d) Class A                               $1,145,871.25            $0.00

      Class B                                 $292,522.67            $0.00

9.   Investor Losses This Due Period
     -------------------------------                          Per $1,000 of
                                                             Original Invested
                                                  Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1993-1                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period        Per $1,000 of
     ------------------------------------------------      Original Invested
                                                 Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1993-1                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses        Per $1,000 of
     ------------------------------------------------       Original Invested
                                                 Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1993-1                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
  (a) Group One                                            $26,838,507.22

  (b) Group Two                                             $4,250,000.00

  (c) Series 1993-1                                           $392,288.33

  (d) Class A                                                 $312,500.00

      Class B                                                  $79,788.33

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                             As a Percentage
                                                               of Class A
                                                 Total       Invested Amount
     Series 1993-1 Class B                   $63,829,840.00    51.0639%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                       Shared Amount   Class B Amount
     Maximum Amount                                   $7,978,730.00   $15,957,460.00

     Available Amount                                 $7,978,730.00   $15,957,460.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                                    $0.00            $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding  $27,450,960,880.70

                         Delinquent Amount  Percentage of Ending
     Payment Status      Ending Balance     Receivables Outstanding
     30-59 days         $791,434,358.29          2.88%

     60-179 days      $1,272,230,398.44          4.63%


                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee


                              BY:
                                 -----------------------------

                                        Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1993-1 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 27, 1993 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-1 Master Trust Certificates for the Distribution Date occurring on February 16, 1999:

 1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.   The aggregate amount of Collections processed during the related Due
      Period is equal to                                                                           $4,776,495,489.06

 4.   The aggregate amount of Class A Principal Collections processed during
      the related Due Period is equal to                                                              $29,020,954.71

 5.   The aggregate amount of Class A Finance Charge Collections processed
      during the related Due Period is equal to                                                        $2,843,046.70

 6a.  The aggregate amount of Class A Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                                       $0.00

 6b.  The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                                         $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                               $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                         $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                           $0.00

 8.   The sum of all amounts payable to the Class A Certificateholders
      on the current Distribution Date is equal to                                                    $63,378,333.33

 9.   The aggregate amount of Class B Principal Collections processed during
      the related Due Period is equal to                                                               $7,408,587.30

10.   The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                                          $725,784.52

11a.  The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                                       $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                                         $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                               $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                                         $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                                           $0.00

13.   The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                                       $211,439.08

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.


     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of February, 1999.



                                   GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                   By:
                                      -------------------------------
                                   Vice President, Chief Accounting Officer,
                                   and Treasurer